EX-99.906 CERT

SECTION 906 CERTIFICATIONS

Mark Spina, President and Chief Executive Officer, and Mark E. Swanson, Treasurer, Chief
Accounting Officer and Chief Financial Officer of Russell Investment Company, a
Massachusetts Business Trust (the “Registrant”), each certify that to the best of his knowledge:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2017 (the
“Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to
Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

President and Chief Executive Officer,	Treasurer, Chief Accounting Officer
Russell Investment Company	and Chief Financial Officer, Russell
Investment Company

/s/ Mark Spina	/s/ Mark E. Swanson
Mark Spina	Mark E. Swanson

Date: September 26, 2017	Date: September 26, 2017